Aviat Networks Announces Fiscal 2026 Second Quarter and Six Month Financial Results

Total Q2 Revenues of $111.5 million
Q2 Operating Income of $7.3 million; Q2 Non-GAAP Operating Income of $9.6 million
Q2 Net Income of $5.7 million; Q2 Adjusted EBITDA of $11.3 million
Q2 Diluted Earnings per Share of $0.44; Q2 Non-GAAP Diluted Earnings per Share of $0.54

AUSTIN, Texas, February 3, 2026 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2026 second quarter ended December 26, 2025.

Second Quarter Highlights
•Achieved highest level of second quarter bookings in over a decade
•Generated cash from operating activities in the second quarter of $23.9 million
•Realized total quarterly revenues of $111.5 million and fiscal 2026 year-to-date revenues of $218.8 million, up 5.9% versus the first half of fiscal 2025
•Grew GAAP net income by $1.2 million or 27.2% compared to the year-ago quarter and increased GAAP net income by $13.3 million in the first half of fiscal 2026 compared to the first half of fiscal 2025
•Expanded Adjusted EBITDA by $13.2 million in the first half of fiscal 2026 compared to the first half of fiscal 2025, driven by improved gross margins and ongoing operating expense management
•Secured initial purchase order from U.S. tier one operator for Aviat’s multi-dwelling unit solution providing multi-gigabit 5G-based services over high-capacity millimeter-wave spectrum

Second Quarter Financial Highlights

•Total Revenues: $111.5 million
•GAAP Results: Gross Margin 32.4%; Operating Expenses $28.8 million; Operating Income $7.3 million; Net Income $5.7 million; Net Income per diluted share (“Net Income per share”) $0.44
•Non-GAAP Results: Adjusted EBITDA $11.3 million; Gross Margin 32.9%; Operating Expenses $27.1 million; Operating Income $9.6 million; Net Income $7.0 million; Net Income per share $0.54
•Cash and cash equivalents: $86.5 million
•Net debt: $18.9 million

Fiscal 2026 Second Quarter and Six Months Ended December 26, 2025
Revenues
The Company reported total revenues of $111.5 million for its fiscal 2026 second quarter, compared to $118.2 million in the fiscal 2025 second quarter, a decrease of $(6.7) million or (5.7)%. North America revenue of $52.9 million decreased by $(5.1) million or (8.7)%, compared to $58.0 million in the prior year due to timing of certain private and mobile network projects. International revenue of $58.6 million decreased by $(1.7) million or (2.8)%, compared to $60.2 million in the prior year, primarily due to timing of capital expenditure plans of mobile network operators.
For the six months ended December 26, 2025, revenue increased 5.9% to $218.8 million, compared to $206.6 million in the same period of fiscal 2025. North America revenue of $105.5 million increased by $5.4 million or 5.4%, compared to $100.2 million in the same period of fiscal 2025. International revenue of $113.2 million increased by $6.8 million or 6.4% as compared to $106.4 million in the same period of fiscal 2025.
Gross Margins
In the fiscal 2026 second quarter, the Company reported GAAP gross margin of 32.4% and non-GAAP gross margin of 32.9%. This compares to GAAP gross margin of 34.6% and non-GAAP gross margin of 35.3% in the fiscal 2025 second quarter, a decrease of (220) and (240) basis points, respectively. The decrease was driven by regional and product mix in the quarter.
For the six months ended December 26, 2025, the Company reported GAAP gross margin of 32.8% and non-GAAP gross margin of 33.4%. This compares to GAAP gross margin of 29.4% and non-GAAP gross margin of 30.1% in the same period of fiscal 2025, an increase of 340 and 330 basis points, respectively.
Operating Expenses
The Company reported GAAP total operating expenses of $28.8 million for the fiscal 2026 second quarter, compared to $32.9 million in the fiscal 2025 second quarter. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition and other expenses for the fiscal 2026 second quarter were $27.1 million, compared to $29.1 million in the prior year, a decrease of $(2.0) million or (7.0)%.
For the six months ended December 26, 2025, the Company reported total operating expenses of $59.3 million, compared to $68.3 million in the same period of fiscal 2025, a decrease of $(9.0) million or (13.2)%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses and other expenses for the six months ended December 26, 2025 were $55.4 million, compared to $59.1 million in the same period of fiscal 2025, a decrease of $(3.7) million or (6.2)%.
Operating Income
The Company reported GAAP operating income of $7.3 million for the fiscal 2026 second quarter, compared to GAAP operating income of $8.0 million in the fiscal 2025 second quarter, a decrease of $(0.7) million. Operating income decreased primarily due to lower gross margin dollars. On a non-GAAP basis, the Company reported operating income of $9.6 million for the fiscal 2026 second quarter, compared to non-GAAP operating income of $12.6 million in the prior year, a decrease of $(2.9) million.
For the six months ended December 26, 2025, the Company reported a GAAP operating income of $12.5 million, compared to operating loss of $(7.6) million in the same period of fiscal 2025, an increase of $20.1 million. On a non-GAAP basis, the Company reported operating income of $17.6 million, compared to an operating income of $3.1 million in the same period of fiscal 2025, an increase of $14.5 million.
Net Income / Net Income Per Share
The Company reported GAAP net income of $5.7 million in the fiscal 2026 second quarter or GAAP net income per share of $0.44. This compared to GAAP net income of $4.5 million or GAAP net income per share of $0.35 in the fiscal 2025 second quarter. On a non-GAAP basis, the Company reported non-GAAP net income of $7.0 million or non-GAAP net income per share of $0.54, compared to non-GAAP net income of $10.5 million or $0.82 per share in the prior year.
The Company reported GAAP net income of $5.9 million for the six months ended December 26, 2025, or GAAP net income per diluted share of $0.45. This compared to GAAP net loss of $(7.4) million or $(0.58) per share in the comparable fiscal 2025 period. On a non-GAAP basis, the Company reported net income of $12.5 million or net income per share of $0.97 for the six months ended December 26, 2025, as compared to non-GAAP net loss of $(0.6) million or $(0.05) per share in the comparable fiscal 2025 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2026 second quarter was $11.3 million, compared to $14.8 million in the fiscal 2025 second quarter, a decrease of $(3.6) million.
For the six months ended December 26, 2025, the Company reported Adjusted EBITDA of $20.4 million, as compared to $7.2 million in the comparable fiscal 2025 period, an increase of $13.2 million.
Balance Sheet Highlights
The Company reported $86.5 million in cash and cash equivalents as of December 26, 2025, compared to $59.7 million as of June 27, 2025, an increase of $26.8 million. As of December 26, 2025, total debt was $105.4 million, an increase of $17.8 million from June 27, 2025.

Fiscal 2026 Full Year Outlook
The Company is leaving its fiscal 2026 full year guidance as previously stated:
•Full year Revenue between $440 and $460 million
•Full year Adjusted EBITDA between $45.0 and $55.0 million

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, February 3, 2026, to discuss its financial and operational results for the fiscal 2026 second quarter ended December 26, 2025. Participating on the call will be Peter Smith, President and Chief Executive Officer; Andy Schmidt, Senior Vice President and Chief Financial Officer; and Andrew Fredrickson, Vice President, Corporate Finance. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2026, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 27, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on September 10, 2025, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Email: investorinfo@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2026 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Revenues:
Product sales	$81,210	$82,312	$156,294	$143,428
Services	30,262	35,885	62,498	63,198
Total revenues	111,472	118,197	218,792	206,626
Cost of revenues:
Product sales	54,459	54,969	107,146	107,170
Services	20,912	22,342	39,882	38,782
Total cost of revenues	75,371	77,311	147,028	145,952
Gross margin	36,101	40,886	71,764	60,674
Operating expenses:
Research and development	6,409	10,222	13,507	20,630
Selling and administrative	22,384	21,279	45,760	46,227
Total operating expenses	28,814	32,916	59,288	68,272
Operating income (loss)	7,287	7,970	12,476	(7,598)
Interest expense, net	1,908	1,580	3,620	2,695
Other (income) expense, net	(2,744)	269	(1,771)	979
Income (loss) before income taxes	8,123	6,121	10,627	(11,272)
Provision for (benefit from) income taxes	2,405	1,626	4,747	(3,888)
Net income (loss)	$5,718	$4,495	$5,880	$(7,384)

Net income (loss) per share of common stock outstanding:
Basic	$0.44	$0.35	$0.46	$(0.58)
Diluted	$0.44	$0.35	$0.45	$(0.58)
Weighted-average shares outstanding:
Basic	12,856	12,689	12,808	12,667
Diluted	13,005	12,784	12,995	12,667

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2026 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 26, 2025	June 27, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$86,466	$59,690
Accounts receivable, net	203,123	180,321
Unbilled receivables	90,612	105,870
Inventories	76,637	83,979
Other current assets	37,016	33,715
Total current assets	493,854	463,575
Property, plant and equipment, net	19,074	17,453
Goodwill	19,544	19,655
Intangible assets, net	25,173	26,897
Deferred income taxes	84,591	88,149
Right-of-use assets	2,805	3,113
Other assets	14,314	14,454
Total long-term assets	165,501	169,721
Total assets	$659,355	$633,296
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$145,412	$148,093
Accrued expenses	31,560	38,897
Short-term lease liabilities	787	1,090
Advance payments and unearned revenue	84,452	73,735
Other current liabilities	444	1,757
Current portion of long-term debt	4,443	18,624
Total current liabilities	267,098	282,196
Long-term debt	100,931	68,966
Unearned revenue	8,579	8,063
Long-term operating lease liabilities	2,199	2,241
Other long-term liabilities	450	430
Reserve for uncertain tax positions	3,570	3,242
Deferred income taxes	4,917	4,975
Total liabilities	387,744	370,113
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	129	127
Treasury stock	(7,076)	(7,076)
Additional paid-in-capital	868,423	866,119
Accumulated deficit	(571,292)	(577,172)
Accumulated other comprehensive loss	(18,573)	(18,815)
Total stockholders’ equity	271,611	263,183
Total liabilities and stockholders’ equity	$659,355	$633,296

AVIAT NETWORKS, INC.
Fiscal Year 2026 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2026 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 26, 2025	% of Revenue	December 27, 2024	% of Revenue	December 26, 2025	% of Revenue	December 27, 2024	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$36,101	32.4%	$40,886	34.6%	$71,764	32.8%	$60,674	29.4%
Share-based compensation	35		111		68		215
Merger and acquisition and other expenses	588		693		1,178		1,300
Non-GAAP gross margin	36,724	32.9%	41,690	35.3%	73,010	33.4%	62,189	30.1%

GAAP research and development expenses	$6,409	5.7%	$10,222	8.6%	$13,507	6.2%	$20,630	10.0%
Share-based compensation	8		(164)		(63)		(307)
Non-GAAP research and development expenses	6,417	5.8%	10,058	8.5%	13,444	6.1%	20,323	9.8%

GAAP selling and administrative expenses	$22,384	20.1%	$21,279	18.0%	$45,760	20.9%	$46,227	22.4%
Share-based compensation	(1,321)		(1,699)		(2,772)		(3,116)
Merger and acquisition and other expenses	(391)		(514)		(987)		(4,295)
Non-GAAP selling and administrative expenses	20,672	18.5%	19,066	16.1%	42,001	19.2%	38,816	18.8%

GAAP operating expense	$28,814	25.8%	$32,916	27.8%	$59,288	27.1%	$68,272	33.0%
Share-based compensation	(1,313)		(1,863)		(2,835)		(3,423)
Merger and acquisition and other expenses	(391)		(514)		(987)		(4,295)
Restructuring charges	(21)		(1,415)		(21)		(1,415)
Non-GAAP operating expense	27,089	24.3%	29,124	24.6%	55,445	25.3%	59,139	28.6%

GAAP operating income (loss)	$7,287	6.5%	$7,970	6.7%	$12,476	5.7%	$(7,598)	(3.7)%
Share-based compensation	1,348		1,974		2,903		3,638
Merger and acquisition and other expenses	979		1,207		2,165		5,595
Restructuring charges	21		1,415		21		1,415
Non-GAAP operating income	9,635	8.6%	12,566	10.6%	17,565	8.0%	3,050	1.5%

GAAP income tax provision (benefit)	$2,405	2.2%	$1,626	1.4%	$4,747	2.2%	$(3,888)	(1.9)%
Adjustment to reflect pro forma tax rate	(1,705)		(1,126)		(3,347)		4,888
Non-GAAP income tax provision	700	0.6%	500	0.4%	1,400	0.6%	1,000	0.5%

GAAP net income (loss)	$5,718	5.1%	$4,495	3.8%	$5,880	2.7%	$(7,384)	(3.6)%
Share-based compensation	1,348		1,974		2,903		3,638
Merger and acquisition and other expenses	979		1,207		2,165		5,595
Restructuring charges	21		1,415		21		1,415
Other (income) expense, net	(2,744)		269		(1,771)		979
Adjustment to reflect pro forma tax rate	1,705		1,126		3,347		(4,888)
Non-GAAP net income (loss)	$7,027	6.3%	$10,486	8.9%	$12,545	5.7%	$(645)	(0.3)%

Diluted net income (loss) per share:
GAAP	$0.44		$0.35		$0.45		$(0.58)
Non-GAAP	$0.54		$0.82		$0.97		$(0.05)

Shares used in computing diluted net income (loss) per share
GAAP	13,005		12,784		12,995		12,667
Non-GAAP	13,005		12,784		12,995		12,802

Adjusted EBITDA:
GAAP net income (loss)	$5,718	5.1%	$4,495	3.8%	$5,880	2.7%	$(7,384)	(3.6)%
Depreciation and amortization of property, plant and equipment and intangible assets	1,640		2,275		2,822		4,105
Interest expense, net	1,908		1,580		3,620		2,695
Other (income) expense, net	(2,744)		269		(1,771)		979
Share-based compensation	1,348		1,974		2,903		3,638
Merger and acquisition and other expenses	979		1,207		2,165		5,595
Restructuring charges	21		1,415		21		1,415
Provision for (benefit from) for income taxes	2,405		1,626		4,747		(3,888)
Adjusted EBITDA	$11,275	10.1%	$14,841	12.6%	$20,387	9.3%	$7,155	3.5%

(1)	The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2026 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
(In thousands)
North America	$52,901	$57,962	$105,548	$100,187
International:
Africa and the Middle East	14,626	12,674	27,422	23,124
Europe	11,425	8,347	18,985	13,947
Latin America and Asia Pacific	32,520	39,214	66,837	69,368
Total international	58,571	60,235	113,244	106,439
Total revenue	$111,472	$118,197	$218,792	$206,626